EXHIBIT 99.1

CVS CORPORATION

Special Meeting of Stockholders of CVS Corporation
February 23, 2007 at 11:00 a.m. EST
CVS Headquarters, One CVS Drive, Woonsocket, Rhode Island 02895

THIS PROXY IS BEING SOLICITED BY THE CVS BOARD OF DIRECTORS

The undersigned hereby appoints each of Thomas M. Ryan and Sheli Z. Rosenberg as the undersigned’s proxies, each with full power to act without the other and with full power of substitution, to vote, as indicated on all matters referred to on the reverse side of this card and described in the joint proxy statement/prospectus, all shares of common stock of CVS which the undersigned would be entitled to vote if present at the Special Meeting and at any adjournments or postponements thereof.

Additional Voting Instructions for Certain CVS Employees: To the extent the undersigned is a participant in the 401(k) Plan and Employee Stock Ownership Plan of CVS Corporation and Affiliated Companies (the “Plan”), the undersigned hereby instructs The Bank of New York, as trustee under the Plan, to vote as indicated on the reverse side, all shares of Series One Convertible ESOP Preference Stock and all shares of CVS common stock held in the Plan, as to which the undersigned would be entitled to give voting instructions if present at the Special Meeting. Unallocated shares held under the Plan and shares for which voting instructions are not properly completed or signed, or received in a timely manner, will be voted in the same proportion as those shares for which voting instructions were properly completed and signed and received in a timely manner, so long as such vote is in accordance with the provisions of the Employment Retirement Income Security Act of 1974, as amended.

The undersigned hereby ratifies and confirms all that each of the proxies and/or The Bank of New York may lawfully do in the premises, and hereby revokes all proxies (or voting instructions in the case of Plan shares) previously given by the undersigned to vote at the Special Meeting and at any adjournments or postponements thereof. The undersigned acknowledges receipt of the notice of and the proxy statement for the Special Meeting.

Please review the joint proxy statement/prospectus and vote in one of three ways:

  Through the Internet, by visiting the website established for that purpose at www.proxypush.com/cvs and following the instructions; or

  By telephone, by calling the toll-free number (866) 509-2156 in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions; or

  By mail, by marking, signing, and dating your proxy and returning it in the postage-paid envelope provided to: CVS Corporation, PO Box 11017, NY, NY 10203-0017.

THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

TO VOTE (OR GIVE VOTING INSTRUCTIONS) IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

(Please sign, date and return this proxy card in the	Votes must be indicated (x) in black or blue ink.
enclosed envelope.)

The Board of Directors recommends a vote FOR items 1, 2 and 3. To vote in accordance with the Board’s recommendations, just sign below; no boxes need to be checked.

Item 1.

Approval of the proposal to amend CVS’ Amended and Restated Certificate of Incorporation to increase the authorized number of shares of CVS common stock from 1 billion to 3.2 billion and to change the name of CVS Corporation to “CVS/Caremark Corporation”, as described in the accompanying joint proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 2.

Approval of proposal to issue stock pursuant to the Merger Agreement, as the same may be amended from time to time, in connection with the proposed merger of Caremark Rx, Inc. with Twain MergerSub L.L.C., a wholly owned subsidiary of CVS Corporation, as described in the accompanying joint proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 3.	Approval of any proposal to adjourn or postpone the special meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Each of Item 1 and 2 is conditioned on the other, and the approval of each of these proposals is a condition to completion of the merger. Neither the amendments of the CVS certificate of incorporation nor the issuance of common stock in connection with the merger will take place unless both of these proposals are approved by the CVS stockholders and the merger is completed. Therefore, the completion of the merger cannot proceed without the approval of both Item 1 and Item 2.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the Special Meeting in accordance with your instructions if you do not plan to attend the Special Meeting and vote in person. Please indicate any change in address.

Please sign exactly as the name appears on this proxy card. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

Date ____________________________, 2007

Signature: __________________________________